[letterhead of Turner, Jones & Associates, p.c.]

                      CONSENT OF INDEPENDENT AUDITORS

As independent auditors of WasteMasters, Inc., we hereby consent to the incorporation of our report dated April 16, 2000, relating to the consolidated balance sheet of WasteMasters, Inc. as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 in this Registration Statement on Form S-8.

/s/ Turner, Jones & Associates, p.c.

Atlanta, Georgia
February 6, 2001